EX-31 Rule 13a-14(d)/15d-14(d) Certification.


I, David Nass, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2012-C1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on Information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer (prior to August 30, 2013), Rialto Capital Advisors, LLC, as Special Servicer (on and after August 30, 2013), Deutsche Bank Trust Company Americas, as Trustee, Certificate Administrator, and Custodian, TriMont Real Estate Advisors Inc., as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association (as successor to KeyCorp Real Estate Capital Markets, Inc.), as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Trinity Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Trinity Centre Mortgage Loan (prior to August 30, 2013), Rialto Capital Advisors, LLC, as Special Servicer for the Trinity Centre Mortgage Loan (on and after August 30, 2013), Deutsche Bank Trust Company Americas, as Trustee, Certificate Administrator, and Custodian for the Trinity Centre Mortgage Loan, TriMont Real Estate Advisors Inc., as Operating Advisor for the Trinity Centre Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Trinity Centre Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Trinity Centre Mortgage Loan, KeyBank National Association (as successor to KeyCorp Real Estate Capital Markets, Inc.), as Primary Servicer for the Poughkeepsie Galleria Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Poughkeepsie Galleria Mortgage Loan (prior to August 30, 2013), Rialto Capital Advisors, LLC, as Special Servicer for the Poughkeepsie Galleria Mortgage Loan (on and after August 30, 2013), Deutsche Bank Trust Company Americas, as Trustee, Certificate Administrator, and Custodian for the Poughkeepsie Galleria Mortgage Loan, TriMont Real Estate Advisors Inc., as Operating Advisor for the Poughkeepsie Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1700 Market Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 1700 Market Street Mortgage Loan (prior to August 30, 2013), Rialto Capital Advisors, LLC, as Special Servicer for the 1700 Market Street Mortgage Loan (on and after August 30, 2013), Deutsche Bank Trust Company Americas, as Trustee, Certificate Administrator, and Custodian for the 1700 Market Street Mortgage Loan, TriMont Real Estate Advisors Inc., as Operating Advisor for the 1700 Market Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1700 Market Street Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 1700 Market Street Mortgage Loan.

    Dated:   March 28, 2014


    /s/ David Nass

    David Nass
    President
    (senior officer in charge of securitization of the depositor)